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                                 EXHIBIT 21.1

                        Subsidiaries of the Registrant

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                                                                       State of                       Doing Business
Name of Subsidiary                                                   Incorporation                          As
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
Bay Area Teleport, Inc.                                                Delaware                             --
Communications Buying Group, Inc.                                      Ohio                                 --
ICG DataChoice Network Services, L.L.C.                                Nevada                               --
DownNorth, Inc.
      (formerly known as UpSouth Corporation)                          Georgia                              --
ICG Access Services - Southeast, Inc.
      (formerly known as PrivaCom, Inc.)                               Delaware                             --
ICG Canadian Acquisition, Inc.                                         Delaware                             --
ICG ChoiceCom, L.P.
      (formerly known as CSW/ICG ChoiceCom, L.P.)                      Delaware                             --
ICG ChoiceCom Management, LLC
      (formerly known as Southwest TeleChoice
      Management, LLC and CSW/ICG ChoiceCom
      Management, LLC)                                                 Delaware                             --
ICG Corporate Headquarters, L.L.C.                                     Colorado                             --
ICG Enhanced Services, Inc.                                            Colorado                             --
ICG Equipment, Inc.                                                    Colorado                             --
ICG Funding, LLC                                                       Delaware                             --
ICG Holdings, Inc.
      (formerly known as IntelCom Group (U.S.A.), Inc.)                Colorado                             --
ICG Holdings (Canada) Co.                                              Nova Scotia                          --
ICG Mountain View, Inc.                                                Colorado                             --
ICG Ohio LINX, Inc.
      (formerly known as Ohio Local Interconnection  Network
Exchange Co.)                                                          Ohio                                 --
ICG NetAhead, Inc.
      (formerly known as NETCOM On-Line
      Communication Services, Inc. and ICG PST, Inc.)                  Delaware                             --
ICG Services, Inc.                                                     Delaware                             --
ICG Telecom Canada, Inc.                                               Federal Canadian                     --
ICG Telecom Group, Inc.
      (formerly known as ICG Access Services, Inc.)                    Colorado                             --
ICG Telecom Group of Virginia, Inc.                                    Virginia                             --
ICG Telecom of San Diego, L.P.
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
                                                                       State of                       Doing Business
Name of Subsidiary                                                   Incorporation                          As
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
      (formerly known as Linkatel of California, L.P.)                 California                           --
ICG Tevis, Inc.                                                        Delaware                             --
NikoNet, LLC                                                           Georgia                              --
PTI Harbor Bay, Inc.                                                   Washington                           --
TransAmerican Cable, Inc.                                              Kentucky                      MidAmerican Cable
Western Plains Finance                                                 Nevada                               --
Zycom Corporation
      (formerly known as Camber Sports, Inc.)                          Alberta, Canada                      --
Zycom Corporation                                                      Texas                                --
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